UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2004

Aquila, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		No.)

20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:                                                     (816) 421-6600

(Former name or former address, if changed since last report):                                    Not Applicable

Item 5.  Other Items and Regulation FD Disclosure.

On July 20, 2004 the United States District Court for the Western District of Missouri, Western Division issued an order approving a settlement agreement and dismissing the pending litigation between Aquila and Federal Insurance Company and Pacific Indemnity Company (Chubb).

Item 7.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit—99.1                          Press Release Announcing Court Order.

Exhibit—99.2                          July 20, 2004 Order of the United States District Court for the Western District of Missouri, Western Division.

Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
Senior Vice President, General Counsel
and Corporate Secretary

Date: July 21, 2004